                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               NETWORK COMPUTING DEVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 1998

TO THE SHAREHOLDERS:


    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Network Computing Devices, Inc., a California corporation (the "Company"), will be held at the Company's offices at 301 Ravendale Drive, Mountain View, California, on Thursday, May 28, 1998, at 10:00 a.m. for the following purposes:


    1. To elect directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified. Management's nominees for Director are Robert G. Gilbertson, Philip Greer, Douglas H. Klein, Paul Low, Stephen A. MacDonald, Rudolph G. Morin and Peter Preuss.

    2. To approve the reincorporation of the Company in the State of Delaware and other related changes to the rights of shareholders.

    3. To approve an amendment to the Company's 1989 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

    4. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

    5. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the current fiscal year.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 21, 1998, are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

    All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he has returned a proxy.

                                          By Order of the Board of Directors

                                                      [SIG]

                                          Robert G. Gilbertson
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mountain View, California
April 29, 1998

                        NETWORK COMPUTING DEVICES, INC.
                           350 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


    The enclosed proxy is solicited on behalf of Network Computing Devices, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held Thursday, May 28, 1998 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's offices located at 301 Ravendale Drive, Mountain View, California. The telephone number at that address is (650) 694-0650.


    These proxy solicitation materials were mailed on or about April 29, 1998 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE


    Shareholders of record at the close of business on April 21, 1998 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 17,136,049 shares of the Company's Common Stock, no par value, were issued and outstanding.


REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING

    The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by the Board of Directors.

    Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, up to the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes are proposed to be cast has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials sent to shareholders. The Company has retained the services of ChaseMellon Shareholders Services, L.L.C. ("Chase") to aid in the solicitation of proxies, deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners of stock and to solicit proxies therefrom. Chase will receive a fee of approximately $5,000 and reimbursement of all reasonable out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Shareholder proposals intended to be considered at the 1999 Annual Meeting of Shareholders must be received by the Company no later than December 30, 1998. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission ("SEC").

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    A board of seven directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are currently directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In no event will the proxy holders vote proxies for more than seven nominees. The seven candidates receiving the highest number of affirmative votes of the shares voting at the Annual Meeting will be elected directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such time as his successor has been duly elected and qualified.

    The names of the Company's nominees for director and certain information about them are set forth below.


NAME OF NOMINEE                                    AGE                  PRINCIPAL OCCUPATION               DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------

Robert G. Gilbertson.........................          56   President and Chief Executive Officer of the           1996
                                                              Company

Philip Greer.................................          62   Senior Managing Director, Weiss, Peck &                1992
                                                              Greer, L.L.C. (an investment management
                                                              company)

Douglas H. Klein.............................          43   President and Chief Operating Officer,                 1998
                                                              NuvoMedia, Inc. (a technology consulting
                                                              firm)

Paul Low.....................................          65   President and Chief Executive Officer, PRL             1995
                                                              Associates (a technology consulting firm)

Stephen A. MacDonald.........................          52   Consultant and former President and Chief              1995
                                                              Executive Officer Active Software, Inc. (a
                                                              software company)

Rudolph G. Morin.............................          60   Executive Vice President, Operations &                 1998
                                                              Finance and Chief Financial Officer of the
                                                              Company

Peter Preuss.................................          55   President, The Preuss Foundation, Inc. (a              1995
                                                              non-profit corporation)


    Mr. Gilbertson has served as President, Chief Executive Officer and a director of the Company since May 1996. From 1993 to May 1996, Mr. Gilbertson served as President and Chief Executive Officer of CMX Systems, Inc., a manufacturer of precision measurement and positioning products. From 1985 to 1992, Mr. Gilbertson served as President and Chief Executive Officer of Data Switch Corporation, a manufacturer of high-speed computer and communication equipment.


    Mr. Greer has served as a director of the Company since November 1992. Mr. Greer has been a senior managing director of Weiss, Peck & Greer, L.L.C., an investment management company, or its predecessor, since 1970. Mr. Greer is also a director of Federal Express Corporation and Robert Mondavi Corp., a winemaker.



    Mr. Klein has served as director of the Company since March 1998. Mr. Klein has served as President and Chief Operating Officer of NuvoMedia, Inc., a technology consulting firm, since January 1998. From February 1988 to December 1997, Mr. Klein served in various capacities with the Company, most recently as the Company's Chief Technical Officer from June 1996 to December 1997.


    Dr. Low has served as a director of the Company since December 1995. Dr. Low has been President and Chief Executive Officer of PRL Associates, a technology consulting firm, since 1992. Prior to forming PRL Associates, from 1957 to 1992, Dr. Low served in various capacities at International Business Machines Corporation ("IBM"), most recently as President of the General Products Division from 1987 to 1990 and as General Manager, Technology and Products and a member of IBM's Corporate Management Board from 1990 to 1992. Dr. Low held the title of Vice President at IBM from 1984 to 1992. Dr. Low is also director of Applied Materials Corporation, a semiconductor equipment manufacturer, Solectron Corporation, Veeco Instruments, IPAC and Xionics Corporation, as well as several privately-held corporations.

    Mr. MacDonald has served as a director of the Company since May 1995. Mr. MacDonald has served as a consultant for Active Software, Inc., a software company, since October 1997. From April 1996 to September 1997, Mr. MacDonald served as President and Chief Executive Officer of Active Software. Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, from 1983 to March 1996, where he served as Vice President, Sales and Marketing from 1983 to 1989 and as Senior Vice President and General Manager from 1989 to 1996. Mr. MacDonald is also a director of Verity, Inc., a software company.



    Mr. Morin has served as Executive Vice President, Operations & Finance and Chief Financial Officer of the Company since May 1996 and as a director since March 1998. From 1993 to 1996, Mr. Morin served as Senior Vice President of Finance and Administration for Memorex Telex Corporation, a computer networking and tape storage equipment manufacturer. From 1984 to 1992, Mr. Morin served as Executive Vice President of Data Switch Corporation, a manufacturer of high-speed computer and communication equipment.



    Mr. Preuss has served as director of the Company since April 1995 and as Chairman of the Board since January 1996. Mr. Preuss has served as President of The Preuss Foundation, Inc., a non-profit corporation that sponsors cancer research and related seminars and conferences, since it was founded in 1985. From 1970 to 1986, Mr. Preuss was President and Chairman of the Board of Integrated Software Systems Corporation, which he founded. Mr. Preuss is currently a director of DepoTech Corporation, a developer and manufacturer of pharmaceutical products, and a Regent of the University of California.


    There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held six meetings during the year ended December 31, 1997. The Board of Directors has an Audit Committee, an Executive Committee, and a Compensation and Stock Committee. The Board of Directors has no standing nominating committee or committee performing similar functions. During the year ended December 31, 1997, no director attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors (held during the period in which such director served) and (ii) all meetings of committees of the Board on which such director served.

    The Audit Committee of the Board of Directors currently consists of Messrs. Greer and Low. The Audit Committee recommends the engagement of independent auditors, consults with the independent auditors regarding the scope of annual audits and reviews the Company's system of internal accounting controls. The Audit Committee held two meetings during the fiscal year ended December 31, 1997.

    In late December 1995, the Executive Committee of the Board of Directors was formed to focus primarily on technology issues related to the Company. The Executive Committee currently consists of Messrs. Preuss and Low. The Executive Committee held one meeting during the fiscal year ended December 31, 1997.

    The Compensation and Stock Committee of the Board of Directors (the "Compensation Committee") currently consists of Messrs. Preuss and MacDonald. The Compensation Committee makes recommendations to the Board regarding executive compensation and related matters and is responsible for the administration of option grants under the Company's 1989 Stock Option Plan. The Compensation Committee held five meetings during the fiscal year ended December 31, 1997.

            PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

    The following table sets forth certain information known to the Company relating to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the tables under "Executive Compensation," (iii) each director, and (iv) all executive officers and directors as a group, as of April 3, 1998:


                                                                    NUMBER OF SHARES
NAME AND ADDRESS                                                        OWNED(1)         PERCENT
------------------------------------------------------------------  -----------------  -----------
Dimensional Fund Advisors Inc.(2) ................................         910,900           5.32%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Robert G. Gilbertson(3)...........................................         535,865           3.13%
Rudolph G. Morin(4)...............................................         268,920           1.57%
Peter Preuss(5)...................................................         146,250          *
Douglas H. Klein(6)...............................................         113,738          *
Paul Low(7).......................................................          88,750          *
Lorraine J. Hariton(8)............................................          55,952          *
Cecil M. Dye(9)...................................................          51,098          *
Philip Greer(10)..................................................          42,668          *
Stephen A. MacDonald(11)..........................................          26,250          *
All executive officers and directors
  as a group (9 persons)(12)......................................       1,329,491           7.76%


------------------------

  * Less than 1%

 (1) Except as indicated and pursuant to applicable community property laws, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (2) Includes 308,100 shares with respect to which voting power is shared between Dimensional Fund Advisors Inc. (the "DFA Fund") and DFA Investment Dimensions Group Inc. (the "DFA Trust"). In their capacities as officers of DFA Fund and DFA Trust, these persons vote 133,800 shares which are owned by DFA Fund and 174,300 shares which are owned by DFA Trust. Except as otherwise noted, Dimensional has sole voting and dispositive power with respect to the shares of Common Stock shown as being actually owned by it.

 (3) Includes 525,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.

 (4) Includes 262,500 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.

 (5) Includes 50,000 shares held by Stephen A. Hurwitz as Trustee for Mr. Preuss' son, with respect to which Mr. Preuss disclaims beneficial ownership. Also includes 96,250 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.

 (6) Includes 106,520 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.

 (7) Includes 88,750 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.

 (8) Includes 44,256 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.

 (9) Includes 43,749 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.


(10) Includes 6,770 shares held by Mr. Greer's daughter and 1,600 shares held by Norman Gold as Trustee for Mr. Greer's daughters, with respect to which Mr. Greer disclaims beneficial ownership. Also includes 30,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.


(11) Includes 26,250 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.

(12) Includes 1,223,275 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 3, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports they file under Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 1997.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1997) (collectively, the "Named Officers") for the fiscal years ended December 31, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                              ANNUAL COMPENSATION    -------------
                                                             ----------------------  STOCK OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR     SALARY(1)     BONUS       (SHARES)     COMPENSATION(2)
------------------------------------------------  ---------  ----------  ----------  -------------  ----------------
Robert G. Gilbertson(3) ........................  1997       $  300,000  $   37,500       --           $    4,950
  President and Chief Executive Officer           1996          196,038      93,269      700,000            2,681

Cecil M. Dye(4) ................................  1997       $  185,000  $   28,739       --           $    2,881
  Senior Vice President, Worldwide Sales          1996           68,071       7,708      100,000              960

Lorraine J. Hariton ............................  1997       $  178,711  $  212,408       31,875       $    9,192(5)
  Senior Vice President, Marketing and Business   1996          144,923     100,274       50,000              469
  Development                                     1995          140,000      72,944       20,000              353

Douglas H. Klein ...............................  1997       $  235,817  $   25,000       --           $      765
  Senior Vice President and Chief Technology      1996          209,554      50,000      100,000              735
  Officer                                         1995          181,207      --           --                  353

Rudolph G. Morin(6) ............................  1997       $  257,500  $   31,250       --           $   14,172(7)
  Executive Vice President, Operations & Finance  1996          149,680      74,840      350,000            2,532
  and Chief Financial Officer


------------------------

(1) Includes amounts (if any) deferred under the Company's 401(k) Plan.

(2) Except as otherwise noted, consists of the dollar value of premiums paid on life insurance for the benefit of the Named Officer.

(3) Mr. Gilbertson joined the Company as an officer in May 1996.

(4) Mr. Dye joined the Company in August 1996 and became an officer in September 1996.

(5) Consists of $8,550 paid for relocation expenses and $642 in premiums paid on life insurance for Ms. Hariton's benefit.

(6) Mr. Morin joined the Company as an officer in May 1996.


(7) Includes $7,800 paid for automobile allowance.

STOCK OPTION GRANTS

    The following table contains information concerning grants of stock options under the Company's 1989 Stock Option Plan (the "1989 Option Plan") to the Named Officers during the year ended December 31, 1997:

                             OPTION GRANTS IN 1997

                                                          INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                      ----------------------------------------------------------  ANNUAL RATES OF STOCK
                                                       % OF TOTAL                                 PRICE APPRECIATION FOR
                                        OPTIONS      OPTIONS GRANTED     EXERCISE                     OPTION TERM(1)
                                        GRANTED       TO EMPLOYEES         PRICE     EXPIRATION   ----------------------
NAME                                  (SHARES)(2)   IN FISCAL YEAR(3)    ($/SHARE)      DATE        5%($)       10%($)
------------------------------------  -----------  -------------------  -----------  -----------  ----------  ----------
Robert G. Gilbertson................      --               --               --           --           --          --

Cecil M. Dye........................      --               --               --           --           --          --

Lorraine J. Hariton.................      31,875              2.7%       $  9.5625      4/22/07   $  191,690  $  485,780

Douglas H. Klein....................      --               --               --           --           --          --

Rudolph G. Morin....................      --               --               --           --           --          --

------------------------

(1) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

(2) Except as set forth below, each option vests and becomes exercisable to the extent of 25% of the underlying shares one year following the date of grant, with the remainder vesting on a monthly basis ratably over the 36-month period thereafter.

(3) The Company granted options to purchase an aggregate of 1,177,175 shares of Common Stock to employees during the year.

OPTION EXERCISES AND YEAR-END HOLDINGS

    The following table provides information with respect to the Named Officers concerning the exercise of options during 1997 and unexercised options held as of December 31, 1997:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE


                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                  NUMBER OF                        OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                   SHARES                      DECEMBER 31, 1997          DECEMBER 31, 1997(1)
                                 ACQUIRED ON     VALUE     --------------------------  ---------------------------
NAME                              EXERCISE    REALIZED(2)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
Robert G. Gilbertson...........      --           --          452,083        247,917   $  2,655,988   $ 1,456,512

Cecil M. Dye...................      --           --           33,333         66,667   $    141,665   $   283,335

Lorraine J. Hariton............      20,000    $ 179,689       25,729         73,855   $    145,963   $   239,875

Douglas H. Klein...............      --           --           90,373         75,627   $    510,333   $   440,168

Rudolph G. Morin...............      --           --          226,041        123,959   $  1,327,991   $   728,259


------------------------

(1) Based on the closing price of $9.375, as reported on The Nasdaq National Market on December 31, 1997 (the last trading day prior to the fiscal year-end).

(2) Sale price at time of exercise less exercise price.

COMPENSATION OF DIRECTORS

    The Company pays non-employee directors an annual retainer of $15,000 per calendar year, payable semiannually, plus a fee of $1,500 for each meeting of the Board of Directors they attend and $500 for each meeting of a committee they attend, plus reimbursement for transportation and other expenses incurred in attending such meetings. Notwithstanding the foregoing, the Company pays Directors Preuss and Low a fee of $1,500 for each meeting of the Executive Committee they attend. Under the 1994 Outside Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director of the Company is granted an initial option for 30,000 shares of the Company's Common Stock, followed by annual grants of options for 7,500 shares each, subject to the director's continuous service on the Board of Directors. In 1997, the Company paid PRL Associates, a technology consulting firm headed by Dr. Low, consulting fees of $16,999. No other compensation is furnished to directors of the Company in their capacity as such.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS


    The Company and Robert G. Gilbertson, its President and Chief Executive Officer, entered into an Employment Agreement on May 17, 1996. The agreement had an initial two-year term, commencing May 20, 1996, and will be automatically renewed annually for successive one-year terms unless either party provides notice of termination at least 60 days prior to the end of the term. The agreement fixes Mr. Gilbertson's annual salary at $300,000, subject to annual increases, if any, and provides for an incentive bonus award based on the achievement of certain financial objectives. The incentive bonus award will be equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of annual salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. The agreement also provides for reimbursement of reasonable out-of-pocket and ordinary expenses for commuting or relocating to the Mountain View area and necessary business expenses incurred in performing services as President and Chief Executive Officer. As part of the agreement, Mr. Gilbertson has been granted options to purchase 700,000 shares of the Company's Common Stock. The agreement provides that these options will become fully exercisable in the event of a change of control of the Company. The agreement provides that all stock options currently held by Mr. Gilbertson under the Company's 1989 Option Plan and other outside plans will vest in full and become fully exercisable in the event of any change in control of the Company after six months from employment date. In the event Mr. Gilbertson is terminated other than for cause, or if he voluntarily terminates his employment because of a material change in his job duties or title or specified acts of misconduct by the Company, he is entitled under the agreement to receive a severance payment equal to his then-current base salary for a period equal to the term of employment remaining under the agreement (but not less than 12 months) and to receive up to $40,000 in outplacement assistance.


    The Company and Rudolph G. Morin, its Executive Vice President, Operations & Finance and Chief Financial Officer, entered into an Employment Agreement on May 24, 1996. The agreement had an initial two-year term, commencing May 28, 1996, and will be automatically renewed annually for successive one-year terms unless either party provides notice of termination at least 60 days prior to the end of the term. The agreement fixes Mr. Morin's annual salary at $250,000, subject to annual increases, if any, and provides for an incentive bonus award based on the achievement of certain financial objectives. The incentive bonus award will be equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of annual salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. The agreement also provides for reimbursement of reasonable out-of-pocket and ordinary expenses for commuting or relocating to the Mountain View area and necessary business expenses incurred in performing services as Executive Vice President, Operations & Finance and Chief Financial Officer. As part of the agreement,

Mr. Morin has been granted options to purchase 350,000 shares of the Company's common stock under the 1989 Option Plan. The agreement provides that these options will vest in full and become fully exercisable in the event of any change in control of the Company. In the event Mr. Morin is terminated other than for cause, or if he voluntarily terminates his employment because of a material change in his job duties or title or specified acts of misconduct by the Company, he is entitled under the agreement to receive a severance payment equal to his then-current base salary for a period equal to the term of employment remaining under the agreement (but not less than 12 months) and to receive up to $40,000 in outplacement assistance.


                 REPORT OF THE COMPENSATION AND STOCK COMMITTEE
                           OF THE BOARD OF DIRECTORS


    Annual compensation of the Company's executive officers is determined by the Compensation Committee, which recommends the amount of salary and bonus to be paid to each executive officer, subject to approval and ratification by the Board of Directors. The Compensation Committee is also responsible for administering the 1989 Option Plan, including the awarding of options under such plan.


COMPENSATION PHILOSOPHY

    The Company's compensation programs for executive officers are designed to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers who are likely to contribute to the long-term success of the Company. The Company also believes that a strong link should exist between executive compensation and the value received by shareholders.

COMPONENTS OF COMPENSATION

SALARY

    In setting base salary levels, the Company initially reviews the salary structure and pay practice data of other companies in similar industries. In doing so, the Company compares itself to a group of computer, networking and systems companies of similar size and capitalization using information compiled by an independent compensation consulting firm. There are currently approximately 300 companies in this comparison group.

    Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in median competitive pay levels.


    The salaries paid to Robert G. Gilbertson and Rudolph G. Morin, the Company's Chief Executive Officer and Chief Financial Officer, respectively, are determined in accordance with Employment Agreements that the Company has entered into with these persons (the "Employment Agreements"). Under the Employment Agreements, Messrs. Gilbertson and Morin are entitled to annual salaries of at least $300,000 and $250,000, respectively, subject to annual increases, if any. The terms of each of the Employment Agreements were negotiated between the Company and Messrs. Gilbertson and Morin at arm's length in connection with the Company's effort to recruit these persons to join the Company. See "Executive Compensation--Employment, Severance and Change of Control Arrangements."


BONUS PLAN

    Effective January 1, 1997, the Company adopted its All-Employee Incentive Plan (the "Incentive Plan"). Employees of the Company, including officers, are eligible to participate in the Incentive Plan. The Incentive Plan has been designed to align the interests of employees with those of shareholders, and to reward employees for contributing to the ongoing financial success of the Company. The Incentive Plan pays employees, at varying percentages of base salary, a bonus which is funded by a percentage of the Company's pretax, prebonus operating income.

    The bonuses earned by Messrs. Gilbertson and Morin are determined in accordance with the Employment Agreements, each of which provides for an incentive bonus award based on the achievement of financial objectives set by the Compensation Committee for the fiscal year. The bonuses award is equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of base salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. See "Executive Compensation--Employment, Severance and Change of Control Arrangements."

STOCK OPTION PLAN

    As is typical with emerging growth high-technology companies, a significant component of the compensation provided to the Company's executive officers is in the form of equity participation through stock options granted under the 1989 Option Plan. As a result, the Company's executive officers are directly rewarded for the Company's success and provided an economic incentive to contribute to the Company's future success and maximize shareholder value. Options granted under the 1989 Option Plan generally vest over a four-year period, to encourage employees to remain with the Company on a long-term basis.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation payable to Mr. Gilbertson is determined in accordance with Mr. Gilbertson's Employment Agreement, as described above, which provides for an annual incentive bonus award based on the achievement of financial objectives set by the Compensation Committee for that fiscal year. The bonus award is equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of base salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. In 1997, the Compensation Committee set financial objectives based upon the Company's net operating income for 1997. Because the Company's 1997 net operating income fell short of this target, Mr. Gilbertson was not awarded a bonus for 1997.

                                          COMPENSATION AND STOCK COMMITTEE

                                          Peter Preuss
                                          Stephen A. MacDonald

                               PERFORMANCE GRAPH

    Set forth below is a graph indicating cumulative total return at December 31, 1993, 1994, 1995, 1996 and 1997 on $100 invested, alternatively, in the
Company's Common Stock, the CRSP Total Return Index for the Nasdaq Stock Market and the Nasdaq Computer Manufacturing Stocks Index at the close of business on December 31, 1992.


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                        NETWORK COMPUTING DEVICES, INC.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NETWORK COMPUTING   NASDAQ NATIONAL MARKET     NASDAQ COMPUTER MANUFACTURERS
              DEVICES, INC          (US COMPANIES)       STOCKS SIC 3570-3579 US & FOREIGN
12/31/92              $100.000                 $100.000                           $100.000
1/29/93               $103.333                 $102.846                           $105.136
2/26/93               $103.333                  $99.010                            $96.019
3/31/96                $83.333                 $101.875                            $64.623
4/30/93                $66.667                  $97.528                            $89.774
5/28/93                $71.667                 $103.350                            $97.885
6/30/93                $66.667                 $103.826                            $90.923
7/30/93                $46.667                 $103.949                            $82.362
8/31/93                $55.000                 $109.321                            $83.740
9/30/93                $46.667                 $112.577                            $81.348
10/29/93               $55.000                 $115.107                            $87.298
11/30/93               $46.667                 $111.676                            $89.386
12/31/93               $45.000                 $114.790                            $94.772
1/31/94                $43.333                 $118.274                            $99.440
2/28/94                $51.667                 $117.170                           $101.849
3/31/94                $40.000                 $109.964                            $91.882
4/29/94                $40.000                 $108.537                            $85.872
5/31/94                $35.833                 $108.801                            $79.973
6/30/94                $23.333                 $104.822                            $74.494
7/29/94                $24.167                 $106.972                            $79.466
8/31/94                $26.667                 $113.792                            $87.272
9/30/94                $25.000                 $113.501                            $90.574
10/31/94               $24.167                 $115.732                            $98.836
11/30/94               $28.333                 $111.892                            $97.797
12/30/94               $28.333                 $112.206                           $104.081
1/31/95                $30.000                 $112.835                           $101.776
2/28/95                $35.000                 $118.802                           $104.592
3/31/95                $45.000                 $122.325                           $109.716
4/28/95                $45.000                 $126.177                           $115.308
5/31/95                $48.333                 $129.432                           $118.556
6/30/95                $57.500                 $139.921                           $133.421
7/31/95                $64.167                 $150.207                           $143.987
8/31/95                $48.333                 $153.252                           $153.241
9/29/95                $45.833                 $156.776                           $160.523
10/31/95               $41.667                 $155.878                           $167.856
11/30/95               $56.250                 $159.538                           $174.015
12/29/95               $47.500                 $158.688                           $163.932
1/31/96                $48.333                 $159.470                           $164.576
2/29/96                $40.833                 $165.539                           $181.061
3/29/96                $26.667                 $166.088                           $168.980
4/30/96                $25.833                 $179.868                           $193.675
5/31/96                $27.917                 $188.126                           $206.849
6/28/96                $34.167                 $179.646                           $189.972
7/31/96                $23.333                 $163.650                           $170.736
8/30/96                $35.000                 $172.818                           $182.528
9/30/96                $41.250                 $186.037                           $209.743
10/31/96               $51.667                 $183.982                           $210.602
11/29/96               $57.500                 $195.356                           $229.265
12/31/96               $67.500                 $195.180                           $220.121
1/31/97               $102.500                 $209.051                           $239.567
2/28/97                $84.167                 $197.495                           $206.205
3/31/97                $70.833                 $184.602                           $184.996
4/30/97                $65.000                 $190.373                           $192.606
5/30/97                $84.167                 $211.956                           $237.071
6/30/97                $77.500                 $218.441                           $239.083
7/31/97                $60.000                 $241.500                           $291.029
8/29/97                $79.167                 $241.132                           $290.085
9/30/97                $74.167                 $255.398                           $300.370
10/31/97               $57.500                 $242.178                           $277.854
11/28/97               $55.833                 $243.390                           $280.719
12/31/97               $62.500                 $239.567                           $266.464

                              CERTAIN TRANSACTIONS

    As discussed above, the Company has entered into Employment Agreements with Robert G. Gilbertson and Rudolph G. Morin. See "Executive
Compensation--Employment, Severance and Change of Control Agreements."

    The Company's Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by California law. The Company has entered into indemnification agreements with certain of its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms. The Company maintains insurance covering officers and directors.

                                 PROPOSAL NO. 2
                  REINCORPORATION IN THE STATE OF DELAWARE AND
                 RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

    The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. In addition, although the Company has not experienced difficulty in attracting and retaining Board members to date, the Board believes that reincorporation will enhance the Company's ability to attract and retain qualified Board members as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. As a result of the significant potential liability and relatively small compensation associated with service as a director, the Company believes that it may become increasingly difficult for the Company to find and retain talented and experienced directors and officers. As a result, the Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to retain its current directors and officers and to attract and retain new directors and officers.

IMPLEMENTATION OF REINCORPORATION

    The proposed reincorporation will be accomplished through the merger of the Company into Network Computing Devices, Inc. Delaware, a newly-formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") attached as APPENDIX A to this Proxy Statement. Upon the effective date of the merger (the "Reincorporation Effective Date"), the Delaware Company's name will be changed to Network Computing Devices, Inc. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees. The incumbent officers and directors of the Company will also be the officers and directors of the Delaware Company on the Reincorporation Effective Date.


    The Company's capital stock consists of 30,000,000 authorized shares of Common Stock, no par value, of which 17,136,049 shares were issued and outstanding as of April 21, 1998, the record date, and 3,000,000 authorized shares of undesignated Preferred Stock, no par value, none of which were outstanding as of April 21, 1998. Upon the Reincorporation Effective Date, the Delaware Company will have the same number of outstanding shares of Common Stock that the Company had outstanding immediately prior to the reincorporation.

    The Delaware Company's capital stock will consist of 30,000,000 authorized shares of Common Stock, $.001 par value, and 3,000,000 shares of Preferred Stock, $.001 par value, consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company's authorized but unissued shares of Preferred Stock will be available for future issuance.

    Under the Delaware Company's Certificate of Incorporation (the "Delaware Certificate"), as under the Company's Articles of Incorporation (the "California Articles"), the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof.


    On the Reincorporation Effective Date, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the Reincorporation Effective Date, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the Reincorporation Effective Date. In addition, each outstanding option or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 1989 Option Plan, the Directors' Plan and the 1992 Employee Stock Purchase Plan (the "Purchase Plan"), will be adopted and continued by the Delaware Company following the reincorporation. APPROVAL OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE ADOPTION AND ASSUMPTION OF THOSE PLANS BY THE DELAWARE COMPANY.



    NO ACTION NEED BE TAKEN BY THE SHAREHOLDERS TO EXCHANGE THEIR STOCK CERTIFICATES NOW; THIS WILL BE ACCOMPLISHED AT THE TIME OF THE NEXT TRANSFER BY THE SHAREHOLDER. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger. The Company intends to apply for the listing and registration of the Common Stock of the Delaware Company on the Nasdaq National Market upon the Reincorporation Effective Date.


    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of this proposal. If approved by the shareholders, it is anticipated that the reincorporation will be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended, either before or after shareholder approval has been obtained, if, in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding voting shares.

SIGNIFICANT CHANGES CAUSED BY THE REINCORPORATION

    In general, the Company's corporate affairs are governed at present by the corporate law of California, the California Articles and the Company's current Bylaws (the "California Bylaws"), which have been adopted pursuant to California law. The California Articles and Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at 350 North Bernardo Avenue, Mountain View, California 94043, Attention: Secretary.

    If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, most issues of corporate governance and control would be controlled by Delaware law, rather than California law. The California Articles and Bylaws, will, in effect, be replaced by the Delaware Certificate and the Delaware Company's Bylaws (the

"Delaware Bylaws"), copies of which are attached as APPENDIX A-1 and APPENDIX A-2 to the Merger Agreement.

REASONS FOR THE REINCORPORATION

    In recent years, a number of public companies have obtained the approval of their shareholders to reincorporate in Delaware and this trend continues currently. For the reasons detailed below, the Company believes it is beneficial to the Company and its shareholders that the Company likewise avail itself of Delaware law.

    GREATER PREDICTABILITY AND RESPONSIVENESS TO CORPORATE NEEDS. Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

    MORE CERTAINTY REGARDING INDEMNIFICATION AND LIMITATION OF LIABILITY FOR DIRECTORS. In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Nonetheless, the Board of Directors believes that the protection from liability for directors is more certain under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware. The directors have elected to adopt such a provision in the Delaware Certificate and Bylaws. The Board believes that Delaware reincorporation will enhance the Company's ability to recruit and retain directors in the future; however, shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders.

    The interests of the Board of Directors, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. For instance, reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies because of the absence of cumulative voting.

    DELAWARE CORPORATION LAW COMPARED TO CALIFORNIA CORPORATION LAW. The following chart summarizes the key differences in the corporation laws of Delaware and California. It does not purport to be an exhaustive discussion and is qualified in its entirety by reference to the California Corporations Code, the Delaware General Corporation Law, the California Articles and Bylaws and the Delaware Certificate and Bylaws. Both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or Bylaws of the corporation. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement.

ISSUE                                          DELAWARE                                CALIFORNIA
------------------------------  ---------------------------------------  ---------------------------------------
Limitation of Liability of
  Directors and Officers......  Delaware law permits the limitation of   California law contains additional
                                liability of directors and officers to   exceptions to the liability limitations
                                a company except in connection with (i)  of directors and officers. Please see
                                breaches of the duty of loyalty; (ii)    discussion below.
                                acts or omissions not in good faith or
                                involving intentional misconduct or
                                knowing violations of law; (iii) the
                                payment of unlawful dividends or
                                unlawful stock purchases or
                                redemptions; or (iv) transactions in
                                which a director received an improper
                                personal benefit.

Indemnification of Directors
  and Officers................  Delaware law could result in             California law permits indemnification
                                indemnification of directors and         under certain circumstances, subject to
                                officers in circumstances where          certain limitations.
                                California law would not permit
                                indemnification and provides more
                                certainty as a result of extensive case
                                law on indemnification.

Cumulative Voting for
  Directors...................  Cumulative voting is not available       California law permits Nasdaq National
                                unless it is provided for in the         Market corporations with over 800
                                Certificate of Incorporation; the        shareholders to eliminate cumulative
                                Delaware Certificate does not provide    voting. The California Articles do not
                                for cumulative voting.                   eliminate cumulative voting.

Number of Directors...........  Determined solely by resolution of the   Determined by Board within the range
                                Board pursuant to the Delaware           set in the California Bylaws. Changes
                                Certificate.                             in the authorized range must be
                                                                         approved by the shareholders.

ISSUE                                          DELAWARE                                CALIFORNIA
------------------------------  ---------------------------------------  ---------------------------------------
Filling Board Vacancies.......  Delaware law provides for the Delaware   California law permits (a) any holder
                                Court of Chancery to order an election   of 5% or more of the corporation's
                                to fill vacancies or newly created       Voting Stock or (b) the superior court
                                directorships upon the application of    of the appropriate county to call a
                                the holders of 10% of the outstanding    special meeting of shareholders to
                                shares having a right to vote for such   elect the entire board if, after
                                directors, if at the time of filling     filling any vacancy, the directors then
                                such vacancies or directorships, the     in office who have been elected by the
                                directors then in office constitute      shareholder constitute less than a
                                less than a majority of the entire       majority of the directors then in
                                board as constituted immediately prior   office.
                                to any increase.

                                The Delaware Certificate and Bylaws      The California Articles are silent on
                                provide that vacancies may be filled     filling vacancies. The California
                                only by a majority vote of the           Bylaws provide vacancies may be filled
                                directors then in office, though less    by a majority vote of the directors
                                than a quorum, or by a sole remaining    then in office, though less than a
                                director.                                quorum, or by a sole remaining director
                                                                         except that a vacancy created by the
                                                                         removal of a director, by the vote or
                                                                         written consent of the shareholders or
                                                                         by court order may be filled only by
                                                                         the vote of a majority of outstanding
                                                                         voting shares.

Blank Check Preferred.........  The Delaware Certificate provides for    The California Articles provide for the
                                the issuance of preferred stock with     issuance of preferred stock with terms
                                terms set by the Board of Directors.     set by the Board of Directors.

Advance Notice Requirement....  There are no specific statutory          There are no specific statutory
                                regulations. The Delaware Bylaws         regulations.
                                require timely notice which is not less
                                than 120 days in advance of the date
                                the proxy statement was released to
                                shareholders in connection with the
                                previous year's annual meeting.

Tender Offer Statute..........  Restricts mergers in two step            Restricts mergers in two step takeovers
                                takeovers, without Board approval of     unless common stock issued, unanimous
                                first step.                              affirmative vote of shareholders or
                                                                         Department of Corporations approval.

ISSUE                                          DELAWARE                                CALIFORNIA
------------------------------  ---------------------------------------  ---------------------------------------
Loans to Officers and
  Directors...................  Board may authorize if the loans may     Loans may be made only with shareholder
                                reasonably be expected to benefit the    approval unless Bylaws permitting loans
                                Company.                                 by Board approval only are approved by
                                                                         the shareholders.

Class Vote for
  Reorganization..............  Generally not required unless a          A reorganization transaction must
                                reorganization adversely affects a       generally be approved by a majority
                                specific class of shares.                vote of each class of shares
                                                                         outstanding.

Right of Shareholders to
  Inspect Shareholder List....  Permitted for any purpose reasonably     Permitted for any purpose reasonably
                                related to a shareholder's interest as   related to a shareholder's interest as
                                a shareholder.                           a shareholder. Also, an absolute right
                                                                         to 5% shareholders and certain 1%
                                                                         shareholders.

Appraisal Rights..............  Generally available if shareholders      Available in certain circumstances if
                                receive cash in exchange for their       the holders of 5% of the class assert
                                shares and in certain other              such rights.
                                circumstances.

Dividends.....................  Paid from surplus (including paid-in     Generally limited to the greater of (i)
                                and earned surplus or net profits).      retained earnings or (ii) an amount
                                                                         which would leave the Company with
                                                                         assets of 125% of liabilities and
                                                                         current assets of 100% of current
                                                                         liabilities.

Other.........................  Responsive legislature and larger body of corporate case law in Delaware
                                provides more predictable corporate
                                legal environment in Delaware.

    LIMITATIONS ON DIRECTOR LIABILITY. Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.


    The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing director's duties should be aware of risks of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; or (vii) liability for improper distributions, loans or guarantees.

    The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

    Shareholders should recognize that the proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its shareholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with Board of Directors' decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

    The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors' continued high standard of corporate governance without any decrease in accountability by directors and officers to the Company and its shareholders.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS. The California Articles and the Delaware Certificate and Bylaws relating to indemnification similarly require that the California Company and the Delaware Company, respectively, indemnify its directors and its executive officers to the fullest extent permitted by the respective state law, provided that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such charter documents and Bylaws permit both the California Company and the Delaware Company to provide indemnification to its other officers, employees and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain a provision with respect to advances in that the Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

    California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

    Indemnification is permitted by both California and Delaware law, provided the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action. California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise.

    Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the disinterested shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. No indemnification may be made without court approval, however, in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (i) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines that such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (ii) no indemnification may be made under California law, without court approval, in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware law allows indemnification of expenses actually and reasonably incurred, subject to the same limitations set forth in (ii) above. Delaware law is silent on the right of indemnification regarding settlements of derivative actions.


    California corporations may include in their Articles of Incorporation a provision that extends the scope of indemnification through agreements, Bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision. Similarly, under Delaware law, rights to indemnification and expenses need not be limited to those expressly provided by statute. Under Delaware law and the Delaware Certificate and Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. The Delaware Bylaws provide that: (i) the Delaware Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Delaware Company is required to advance expenses to its officers and directors as incurred, including expenses related to obtaining a determination that such officers and directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Delaware Company if a claim for indemnification is not timely paid; (iv) the Delaware Company is authorized to enter into indemnification agreements with its officers and directors; and (v) the Delaware Company may not retroactively amend the indemnification provision in its Bylaws in a way that is adverse to its officers or directors or former officers or directors. The Company has entered into indemnification agreements with certain of its officers and directors providing for indemnification consistent with the California Corporations Code. The Delaware Company plans to enter into similar agreements with its officers and directors upon completion of the proposed reincorporation in the form attached as APPENDIX B to this Proxy Statement (the "Delaware Indemnity Agreement"). The Delaware Indemnity Agreement contains certain additional limitations on indemnification for expenses in suits against the Company not contained in the indemnification agreements currently in effect.

    PRINCIPAL TERMS OF THE DELAWARE INDEMNITY AGREEMENTS. The principal terms of the Delaware Indemnity Agreements are as follows:

        1. Indemnification rights may be provided under the Delaware Indemnity Agreement to a person in his capacity as a present or former director, officer, employee or other agent of the Company (an "Indemnitee") in connection with a threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative. Indemnification rights are also provided to an Indemnitee's heirs, executors and administrators to the same extent they would be provided to the Indemnitee prior to his or her death.

        2. The Company must maintain in effect directors' and officers' liability insurance naming the Indemnitee as an insured in reasonable amounts from established and reputable insurers, unless such insurance is not available on reasonable terms.

        3. The Company must indemnify against all expenses reasonably incurred by an Indemnitee to the extent he or she has been successful in the defense of any proceeding (including an action by or in the right of the Company such as a derivative action).

        4. The Company is required to indemnify against any expenses and liabilities (including judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by an Indemnitee in connection with any proceeding (other than an action by or in the right of the Company), provided the Indemnitee's actions met the required standard of conduct.

        5. In connection with proceedings brought by or in the right of the Company against the Indemnitee (including derivative actions), the Company is required to indemnify against expenses actually and reasonably incurred by the Indemnitee, provided that his or her actions met the required standard of conduct. However, no indemnification is required in such proceeding to the extent the Indemnitee is finally adjudged liable to the Company unless the court determines that, in view of all the circumstances, the Indemnitee is fairly and reasonably entitled to indemnification.

        6. The Company is required to advance expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding, provided that the Indemnitee undertakes to repay any amounts for which he or she is ultimately determined not to be entitled to indemnification. This provision of the Delaware Indemnity Agreement expands upon Section 145 of the Delaware General Corporation Law, which is silent on advances of expenses incurred in connection with investigation, settlement and appeal.

        7. The Indemnitee may enforce in court any right to indemnification or advances granted by the Indemnity Agreement if (i) his or her claim is denied in whole or in part, or (ii) no disposition of his or her claim is made within 90 days of his or her request therefor. If successful in an enforcement action, the Indemnitee is entitled to be paid the expenses of prosecuting his or her claim.

    A VOTE IN FAVOR OF THE PROPOSED REINCORPORATION WILL ALSO RATIFY AND APPROVE THE INDEMNIFICATION AGREEMENTS IN SUBSTANTIALLY THE FORM ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. Although the law in this regard is not certain, shareholders who vote in favor of the reincorporation proposal may be precluded from challenging the validity of the indemnity agreements in a subsequent court proceeding.

    The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the California Company made prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to the indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board believes, however, that the overall effect of reincorporation, including the adoption of the Delaware Indemnity Agreements, is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

    The Company knows of no pending or threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

    California and Delaware corporate law, the California Articles and the Delaware Certificate and Bylaws, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act and the Exchange Act may be contrary to public policy and therefore may be unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

    CUMULATIVE VOTING FOR DIRECTORS. Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, the holder or holders of a majority of the shares entitled to vote in an election of directors are able to elect all the directors in the absence of cumulative voting.

    Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its Articles of Incorporation or Bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded on the Nasdaq National Market and are held by at least 800 shareholders. Neither the Company's Articles of Incorporation nor its Bylaws currently eliminate cumulative voting.

    Cumulative voting is not available under Delaware law unless so provided in the corporation's Certificate of Incorporation. The Delaware Certificate does not provide for cumulative voting.


    NUMBER OF DIRECTORS. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the Bylaws or the Articles of Incorporation, or, alternatively, permits the Bylaws to provide that the number of directors may vary within a specified range. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Bylaws provide for a board of directors of four to seven members, with the number of members currently set at seven. California law also requires that any change in the range of a variable board of directors specified in the Bylaws be approved by a majority of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the Articles of Incorporation), provided that a change reducing the minimum number of directors to less than five cannot be adopted if votes cast against the proposal are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require the vote of a majority in interest of the voting power of all of the then outstanding shares to change the range of the Company's variable Board of Directors.

    Delaware law permits a board of directors to change the authorized number of directors by amendment to the Bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the Certificate of Incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

    FILLING BOARD VACANCIES. Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then (i) any holder of more than 5% of the corporation's voting stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholder's holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office. The Delaware Certificate and Bylaws provide that vacancies shall be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors, or by the sole remaining director, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders, or as otherwise provided by law. The California Articles are silent on filling vacancies. The California Bylaws provide vacancies may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director except that a vacancy created by the removal of a director, by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of outstanding voting shares.


    "BLANK CHECK" PREFERRED STOCK. After the reincorporation, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the Reincorporation Effective Date, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make a hostile takeover of the Delaware Company more difficult. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company. SEE ALSO, "ANTI-TAKEOVER MEASURES" BELOW.


    It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

    Future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of Common Stock of the Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote of a majority of the voting stock required for certain of the proposed amendments (as described herein).

    The Board of Directors does not currently intend to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders.

    The Board currently has the right to issue Preferred Stock having rights and privileges similar to those of the Delaware Preferred Stock without shareholder approval under the California Articles. Accordingly, the reincorporation will not materially affect the Company's ability to defend against a hostile takeover by issuing Preferred Stock.

    ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

    The California Bylaws have no provisions regarding advance notice of director nominations and shareholder proposals. The Delaware Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely under the Delaware Bylaws, a shareholder proposal to be presented at an annual meeting shall be received at the Delaware Company's principal executive offices not less than 120 days in advance of the date that the Company's (or Company's predecessor's) proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholders to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.


    TENDER OFFER STATUTES. Delaware law includes a provision that regulates tender offers and is intended to limit coercive takeovers of companies incorporated in that state. The provision, Section 203, provides that a corporation may not engage in any business combination with any "interested shareholder" for a period of three years following the date that such shareholder became an interested shareholder unless: (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85%, of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) the business combination is approved by the Board of Directors and the holders of 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. An "interested shareholder" means any person (other than certain classes of persons excluded by the statute) that owns 15% or more of the outstanding voting stock of the corporation. Any corporation may decide to opt out of the statute in its original Certificate of Incorporation or at any time by action of its shareholders. The Delaware Company has not opted out of the statute.

    California law requires that, in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock the corporation's shareholders receive shares of nonredeemable common stock in exchange for any common stock of the corporation canceled in the merger, UNLESS all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness hearing." This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters' rights. Delaware law has no comparable provision.

    LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES. California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation. However, a bylaw approved by the shareholders may provide that the Board alone may approve such loan, guaranty or plan by a vote sufficient without counting the vote of any interested director or directors if the Board determines that such loan, guaranty or plan may reasonably be expected to benefit the corporation. The California Bylaws provide for such loans. Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

    CLASS VOTE FOR CERTAIN REORGANIZATIONS. With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the Certificate of Incorporation which adversely affects a specific class of shares.

    INSPECTION OF SHAREHOLDER LISTS. California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more of such shares who have filed a Schedule 14A with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

    APPRAISAL RIGHTS. Under both California and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

    Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the Reincorporation Proposal.

    Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

    In addition, Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding paragraph.

    DIVIDENDS. Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years.

    The Company has never paid a cash dividend, and the Delaware Company does not anticipate paying any cash dividends in the foreseeable future.

    APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION. California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, and (ii) the Company's shares are not traded on a national securities exchange or the Nasdaq National Market or are held by fewer than 800 shareholders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation.

    Because the Company's Common Stock is traded on the Nasdaq National Market and the Company's shares are held by at least 800 shareholders as of its most recent annual meeting of shareholders, California law will not apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to meet both of these requirements.

    If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

ANTI-TAKEOVER MEASURES



    Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Certain of such measures are either not permitted or more narrowly drawn under California law. One such measure is "poison pill" defenses, such as shareholder rights plans which generally have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.



    On August 12, 1997, the Board adopted a shareholder rights plan (the "Rights Plan") and implemented the plan by declaring a dividend distribution of one right (a "Right") for each outstanding share of the Company's Common Stock to shareholders of record at the close of business on September 2, 1997. In general, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock, no par value, at a price of $50.00, subject to adjustment in the event of stock splits, stock dividends and the like. The Rights will become exercisable and trade independently from the Company's Common Stock upon (i) a public announcement that a person, entity or group of affiliated or associated persons and or entities (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other shareholders, or (ii) ten days (unless such date is extended by the Board) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in a person, entity or group of affiliated or associated persons and/or entities becoming an Acquiring Person. The Rights expire August 12, 2007, unless redeemed earlier by the Board, and can be redeemed by the Board at a price of $0.01 per Right at any time before the Rights become exercisable, but only in limited circumstances after that time. Upon reincorporation in Delaware, the Board intends to adopt certain technical changes to the Rights Plan to accommodate the differences between Delaware and California law. The Company does not have any present intention of adopting any further anti-takeover measures, nor does the Board have knowledge that any attempt to gain control of the Company is being contemplated.


SUMMARY OF FEDERAL TAX CONSEQUENCES OF THE REINCORPORATION

    The reincorporation is intended to be a reorganization of capital stock under the Internal Revenue Code of 1986, as amended. Generally, for federal income tax purposes, no gain or loss should be recognized by holders of the Company as a result of the reincorporation and no gain or loss should be recognized by the Company or the Delaware Company.

    Each former holder of Common Stock of the Company should have the same basis in the Common Stock of the Delaware Company received pursuant to the reincorporation as such shareholder had in the Common Stock of the Company held by such shareholder at the time of consummation of the reincorporation. A shareholder's holding period with respect to the Common Stock of the Delaware Company received in the reincorporation should include the period during which the shareholder held the corresponding shares of Common Stock of the Company, provided that the shares of Common Stock of the Company were held by the shareholder as capital assets at the time of consummation of the reincorporation. Tax provisions are complex and subject to change and this summary does not purport to be a complete discussion of all the possible tax consequences of the reincorporation under federal laws. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

    SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required for approval of this proposal. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.

    The Board of Directors believes that the proposed reincorporation of the Company in Delaware and all related matters is in the best interests of the Company and its shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO REINCORPORATE IN DELAWARE AND CERTAIN RELATED MATTERS. A VOTE FOR THE REINCORPORATION PROPOSAL WILL CONSTITUTE APPROVAL OF THE MERGER, THE DELAWARE CERTIFICATE, THE DELAWARE BYLAWS, THE FORM OF INDEMNIFICATION AGREEMENT AND THE ADOPTION AND ASSUMPTION BY THE DELAWARE COMPANY OF ALL OF THE COMPANY'S STOCK OPTION AND STOCK PURCHASE PLANS AND ALL OTHER ASPECTS OF THIS PROPOSAL NO. 2.

                                 PROPOSAL NO. 3
                    AMENDMENT TO THE 1989 STOCK OPTION PLAN

    At the Annual Meeting, the shareholders are being asked to approve an amendment to the Company's 1989 Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares, to a total of 6,105,850 shares (which includes shares previously issued upon the exercise of options granted under the 1989 Option Plan). Management believes that the availability of additional options to purchase Common Stock is necessary to attract new key officers and other employees, and to enable the Company to continue to provide its employees with equity ownership as an incentive to contribute to the Company's success. The Board has approved the increase, subject to shareholder approval.

    The 1989 Option Plan currently provides for the issuance of 5,605,850 shares of Common Stock upon the exercise of options granted thereunder. As of April 3, 1998, options for 3,033,681 shares were outstanding at a weighted average exercise price of $5.24 per share and options for 2,379,172 shares had been exercised. The closing price of the Company's Common Stock reported on The Nasdaq National Market on April 3, 1998 was $10.375 per share.


    The numbers of shares of Common Stock subject to options granted under the 1989 Option Plan to certain persons during the year ended December 31, 1997 are as follows: Ms. Hariton was granted an option to purchase 31,875, which comprised 6.48% of the total amount of options granted under the 1989 Option Plan during 1997; all current executive officers as a group were granted options to purchase an aggregate of 31,875 shares; and all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 206,523 shares. During such year no options were granted under the 1989 Option Plan to Messrs. Gilbertson, Dye, Klein or Morin, any directors who are not executive officers, any other nominees for election as directors or any associates of such directors or nominees or of any executive officers. Other than Ms. Hariton, as set forth above, no person was granted five percent or more of the total amount of options granted under the 1989 Option Plan during that year.

SUMMARY OF THE 1989 STOCK OPTION PLAN


    Set forth below is a summary of the principal features of the 1989 Option Plan. Such summary is qualified in its entirety by the specific language of the 1989 Option Plan, a copy of which is available to any shareholder upon request. Additional information concerning options outstanding under the 1989 Option Plan is set forth under "Executive Compensation."


PURPOSE

    The purpose of the 1989 Option Plan is to advance the interests of the Company and its shareholders by giving employees, non-employee directors and consultants a proprietary interest in the success of the Company, thus providing them with an additional incentive to contribute toward the Company's success.

ADMINISTRATION


    The 1989 Option Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board and consisting of at least two members of the Board. The 1989 Option Plan is currently being administered by the Compensation Committee which consists of two non-employee directors. The interpretation and construction of any provision of the 1989 Option Plan by the Board or the Compensation Committee are deemed to be final and conclusive.


ELIGIBILITY

    The 1989 Option Plan provides that options may be granted to employees (including officers and employee directors), non-employee directors and consultants of the Company and its majority-owned subsidiaries. The Compensation Committee selects the participants and determines the number of shares to be subject to each option.

    The 1989 Option Plan provides that the number of shares subject to options that may be granted under the 1989 Option Plan to any employee during any fiscal year shall not exceed (i) 500,000 in the case of any employee who serves as Chairman of the Board, President, Chief Executive Officer or Chief Operating Officer at any time during such fiscal year or (ii) 250,000 in the case of any other employee. In addition, the value of the shares subject to all incentive stock options held by an optionee that become exercisable for the first time during any calendar year may not exceed $100,000 (determined as of the date of grant).

TERMS OF OPTIONS

    Each option is evidenced by a stock option agreement between the Company and the person to whom such option is granted, which sets forth the terms and conditions of the option. The following terms and conditions generally apply to all options, unless the stock option agreement provides otherwise:

    EXERCISE OF THE OPTION. The optionee must earn the right to exercise his option by continuing to work for the Company. The Compensation Committee determines when options granted under the 1989 Option Plan may be exercisable. An option may be exercised by written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased (which may not be less than 10 shares), along with tender of payment to the Company of the purchase price. Unless otherwise provided in the stock option agreement, the purchase price of shares purchased upon exercise of an option may be paid by any of the following means, or by any combination thereof: (i) cash; (ii) check;
(iii) other shares of the Company's Common Stock; (iv) a cashless exercise/sale procedure (through which the funds to pay for the shares purchased upon exercise of an option are delivered to the Company by a broker upon receipt of stock certificates representing the shares being purchased); or (v) a cashless exercise/loan procedure (through which the funds to pay for the shares purchased upon exercise of an option are obtained from a margin loan from a broker) on or before the settlement date for the sale of such shares to the broker.

    EXERCISE PRICE. The exercise price of options granted under the 1989 Option Plan is determined by the Compensation Committee and must not be less than: (i) the fair market value of the Common Stock on the date the option is granted in the case of incentive stock options; or (ii) 85% percent of such fair market value in the case of nonstatutory stock options. Where the participant owns stock representing more than 10% of the total combined voting power of the Company's outstanding capital stock, the exercise price for a stock option must not be less than 110% of such fair market value.

    TERMINATION OF EMPLOYMENT. If an optionee's employment or other service with the Company terminates for any reason other than permanent and total disability or death, options under the 1989 Option Plan may be exercised not later than 30 days after such termination (or such other period of time as is determined by the Compensation Committee), but may be exercised only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term.

    DISABILITY. If an optionee should become permanently and totally disabled while employed by or engaged in other service for the Company, or within 90 days after termination of employment or other service, and such employment or other service was not interrupted from the date of the option grant through the date of disability or termination, options may be exercised at any time within 90 days following the date of disability, but only to the extent the options were exercisable on the date of termination or disability, whichever occurs first, subject to the condition that no option may be exercised after expiration of its term.

    DEATH. If an optionee should die while employed by or engaged in other service to the Company, or within 90 days after termination of employment or other service, and such employment or other service was not interrupted from the date of the option grant through the date of death or termination, options may be exercised at any time within six months following the date of death, but only to the extent the options were exercisable on the date of termination or death, whichever occurs first, subject to the condition that no option may be exercised after expiration of its term.

    TERMINATION OF OPTIONS. All options granted under the 1989 Option Plan expire on the date specified in the option agreement, but in no event shall the term of such options exceed 10 years. However, no options granted under the 1989 Option Plan to any participant who owns stock possessing more than 10% of the total combined voting power of the Company's outstanding capital stock may have a term exceeding five years from the date of grant.

    NONTRANSFERABILITY OF OPTIONS. An option is not transferable by the optionee other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him, or in the event of his death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1989 Option Plan as may be determined by the Compensation Committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event of any change in the Company's capital structure (whether by reason of any recapitalization, stock dividend, stock split, combination of shares or other similar change in corporate structure), appropriate adjustments shall be made in the number of shares subject to each option and the per share exercise price therefor.

    Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company, all outstanding options granted prior to April 27, 1992 shall terminate, provided that all optionees shall be given not less than 10 days notice of such event and the vesting and exercisability of each outstanding option shall be accelerated so that the optionee may, within such ten-day period, exercise up to the entire unexercised portion of the options. Upon any merger or consolidation in which the Company is not the surviving corporation, all outstanding options granted prior to April 27, 1992 shall either be assumed by the surviving entity or shall be subject to acceleration and subsequent termination as set forth above if the required notice has been given. Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company, all outstanding options granted on or after April 27, 1992 shall terminate if they are not exercised, but there will be no acceleration of the vesting provisions of such options. Upon any merger or consolidation in which the Company is not the surviving corporation, all outstanding options granted on or after April 27, 1992 shall either be assumed by the surviving entity or shall terminate, unless otherwise determined by the Board.

AMENDMENT AND TERMINATION OF THE 1989 OPTION PLAN

    The Board of Directors may amend the 1989 Option Plan at any time or from time to time or may terminate it without the approval of the shareholders; provided, however, that shareholder approval is required for any amendment that increases the maximum number of shares for which options may be granted, changes the standards of eligibility, or materially increases the benefits which may accrue to participants under the 1989 Option Plan. However, no such action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1989 Option Plan. In any event, the 1989 Option Plan shall terminate in April 1999.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS

    Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), provides favorable federal income tax treatment for "incentive stock options." When an option granted under the 1989 Option Plan qualifies as an incentive stock option, the optionee does not recognize income for federal income tax purposes upon grant or exercise of the incentive stock option (unless the alternative minimum tax applies as discussed below). The Company is not allowed a deduction for federal income tax purposes as a result of the exercise of the incentive stock option regardless of the applicability of the alternative minimum tax. Upon a sale of the shares (assuming that the sale occurs no sooner than two years after the grant of the option and one year after the receipt of the shares by the optionee), any gain or loss will be treated as long-term capital gain or loss for federal income tax purposes.

    The favorable federal income tax consequences described above will not apply to the extent the optionee disposes of the shares acquired within one year of the date of exercise or two years of the date of grant of the option (hereinafter a "disqualifying disposition"). In the event of a disqualifying disposition, the optionee generally will recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock at the date of exercise exceeds the exercise price. Any additional gain will be long-term capital gain if the optionee has held the stock for more than 12 months. If a loss is recognized, there will be no ordinary income and such a loss will be a capital loss. A different rule for measuring income upon a disqualifying disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company.

ALTERNATIVE MINIMUM TAX FOR NON-CORPORATE TAXPAYERS

    The excess of the stock's fair market value over the exercise price of an incentive stock option, which is generally not subject to tax at the time of exercise, is treated as an item of income in determining an individual taxpayer's alternative minimum tax liability. In determining alternative minimum tax liability in subsequent years, however, the optionee will be entitled to increase the basis of the stock by the amount of this income adjustment. Furthermore, if there is a disqualifying disposition of the stock in the year of exercise, the alternative minimum taxable income adjustment will be limited to the gain on the sale.

NONSTATUTORY STOCK OPTIONS

    Options granted under the 1989 Option Plan that do not qualify as incentive stock options are considered "nonstatutory" stock options and will not qualify for any special tax benefits to the optionee. Because the Company's stock options are not deemed to have a readily ascertainable value, the optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of a nonstatutory stock option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. Upon a sale of the shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income, will be treated as capital gain or loss.

    The income recognized by an optionee who was an employee at the time of grant will be treated as wage compensation and will be subject to federal and state income tax and F.I.C.A. withholding by the Company out of the current earnings paid to the optionee.

COMPANY TAX DEDUCTIONS

    The Company generally will be allowed a tax deduction to the extent and in the year that compensation income is recognized by the optionee upon the exercise of nonstatutory stock options, provided the Company has withheld income taxes in accordance with the law. The Company receives no deduction in connection with the exercise of an incentive stock option. In the event of a disqualifying disposition, however, the Company will be allowed a deduction for the amount of income recognized by the optionee with respect to his exercise for the tax year of the Company in which the disqualifying disposition occurs.

    The foregoing summary of the effect of current federal income taxation upon optionees and the Company with respect to the grant of options for, and the purchase and subsequent disposition of, shares under the 1989 Option Plan does not purport to be complete, and reference is made to the applicable provisions of the Code. The foregoing summary also does not reflect provisions of the income tax laws of any state or foreign jurisdiction in which optionees may reside, and does not address prospective estate, gift and other tax consequences of acquiring stock under the 1989 Option Plan.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL
                OF THE AMENDMENT TO THE 1989 STOCK OPTION PLAN.

                                 PROPOSAL NO. 4
                 AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN


    At the Annual Meeting, shareholders are being asked to approve an amendment to the Company's Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, to a total of 1,450,000 shares. As of April 3, 1998, 1,116,436 shares of Common Stock had been purchased under the Purchase Plan, at an average purchase price of $5.25 per share, and 133,564 shares remained available for purchase.



    Employee stock purchase plans of this type are a standard and competitive perquisite in high-technology companies. The Company believes that the Purchase Plan is necessary to attract and retain qualified employees, and that the increase is necessary to ensure that there will be a sufficient number of shares issuable thereunder to satisfy near term requirements.

    The numbers of shares of Common Stock purchased under the Purchase Plan by certain persons during the year ended December 31, 1997 are as follows: Mr. Gilbertson, Mr. Dye, Ms. Hariton, Mr. Klein and Mr. Morin purchased 5,332 shares, 1,349 shares, 5,715 shares, no shares and 1,941 shares, respectively; all current executive officers as a group purchased 14,337 shares; and all current employees, including officers who are not executive officers, as a group purchased 202,981 shares. During such year no shares were purchased under the 1989 Option Plan by any directors who are not executive officers, any other nominees for election as directors or any associates of such directors or nominees or of any executive officers, and no person purchased five percent or more of the total number of shares issued under the Purchase Plan during that year.


SUMMARY OF THE PURCHASE PLAN

GENERAL

    The Purchase Plan was adopted by the Company's Board of Directors and shareholders in March 1992. An aggregate of 1,250,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. Subject to shareholder approval, the Board of Directors has approved an amendment to increase the number of shares reserved for issuance under the Purchase Plan by 200,000 shares, to a total of 1,450,000 shares.

    The Purchase Plan, and the rights of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under Sections 421 and 423 of the Internal Revenue Code. See "Federal Income Tax Consequences" below.

    The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

PURPOSE

    The purpose of the Purchase Plan is to enable the Company to offer incentives to its employees, so as to attract and retain the best available officers and employees for positions of substantial responsibility, and to promote the success of the Company's business.

ADMINISTRATION


    The Purchase Plan may be administered by the Board of Directors or by a committee appointed by the Board (the "Committee") and is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan; however, no member of the Committee, while serving as such, shall be eligible to participate in the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.


ELIGIBILITY

    Any individual (including officers and employee directors) who is customarily employed by the Company or a designated subsidiary for at least 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan.

    No employee is permitted to purchase shares under the Purchase Plan if such employee owns, directly or indirectly (including stock purchasable under any outstanding purchase rights), five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. In addition, purchase options granted to a participant under the Purchase Plan (and all other purchase plans of the Company and its subsidiaries) may not permit such individual to purchase Common Stock having a fair market value of more than $25,000 (valued at the time each purchase right is granted) during any one calendar year.

OFFERING DATES

    The Purchase Plan is implemented in one-year offering periods beginning on each June 1 and ending on May 31 of the following year. The Board or Committee, at its discretion, may redesignate the commencement and termination date of subsequent offering periods and may designate special short offering periods in connection with such redesignations, but no such redesignation shall affect an offering period in progress.

    Each offering is divided into two six-month "purchase periods" during which contributions are made through payroll deductions and at the end of which (the "Purchase Date") shares are issued based on the contributions made during the purchase period. A purchase period commencing on June 1 ends on the following November 30. A purchase period commencing on December 1 ends on the following May 31.

GRANT OF OPTION; PURCHASE OF STOCK

    At the beginning of an offering period, each participant is granted a purchase option to purchase up to the number of shares equal to the participant's accumulated payroll deductions at the end of each purchase period (at the rate designated by such employee, not to exceed an amount equal to 10% of the participant's compensation during the applicable purchase period) divided by 85% of the fair market value of a share of the Company's Common Stock at the beginning of the offering period. If the total number of shares that would otherwise be subject to options exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    Executing the enrollment agreement to participate in the Purchase Plan does not obligate the employee to make the stock purchase; the enrollment agreement is merely an election by the employee to have shares placed under option to him. Unless the employee's participation is withdrawn as provided in the Purchase Plan, his option for the purchase of shares will be exercised automatically at each Purchase Date, and the maximum number of full shares subject to option that are purchasable with the accumulated payroll deductions in his account will be purchased for him at the applicable option price. Any cash remaining to the credit of a participant's account under the Purchase Plan after the purchase of shares at the end of an offering period is returned to the participant without interest.

PURCHASE PRICE

    The purchase price of the Common Stock acquired at the end of a purchase period will be equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the date on which such offering period begins or (ii) 85% of the fair market value per share of Common Stock on the Purchase Date. The fair market value of the Common Stock shall be the opening sales price as reported on The Nasdaq National Market on the date of determination.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS


    The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of the total compensation which a participant receives during the offering period, and shall not be less than $10.00 per month. A participant may discontinue his participation in the Purchase Plan (see "Withdrawal from the Purchase Plan" below) or may decrease, but not increase, his rate of payroll deductions at any time during the offering period. Payroll deductions for a participant shall commence on the first payday following the commencement of the offering period and shall continue until altered or terminated as provided in the Purchase Plan.


    All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the

Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

NONASSIGNABILITY

    Purchase rights will be exercisable only by the participant. No purchase rights, including but not limited to accumulated payroll deductions and any rights with regard to the exercise of a purchase option or to receive shares under the Purchase Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than upon death of a participant as provided in the Purchase Plan) for any reason.

WITHDRAWAL FROM THE PURCHASE PLAN

    A participant may terminate his participation in the Purchase Plan and his interest in the then-current offering period in whole, but not in part, by giving written notice to the Company of his election to withdraw all of the accumulated payroll deductions credited to his account under the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to the end of the applicable offering period. Any withdrawal by the participant of his accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period of the Purchase Plan. A participant's withdrawal from an offering period will not have any effect upon his eligibility to participate in subsequent offerings under the Purchase Plan or in any similar plan which may hereafter be adopted by the Company.

TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company or any designated subsidiary for at least 20 hours per week during the applicable offering period, cancels his participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, combination of shares, or other similar change in corporate structure effected without receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of shares purchasable under the Purchase Plan, (ii) the class and maximum number of shares purchasable per participant under any outstanding purchase right or over the term of the Purchase Plan, and (iii) the class and number of shares purchasable and the price per share payable under all outstanding purchase rights.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

    The Purchase Plan will terminate upon the earlier of (i) March 12, 2012 or
(ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

    The Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) permit payroll deductions at a rate in excess of 10% of the participant's compensation rate, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES


    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant or exercise of a purchase option. As summarized below, a participant may become liable for tax upon disposition of the shares acquired, and the method of taxation will depend upon the participant's holding period.


    In order to receive the favorable Federal income tax consequences associated with the Purchase Plan, the participant generally must not sell or dispose of the shares acquired upon exercise of the purchase option within two years from the grant date (the first day of the offering period) or within 12 months after the Purchase Date. If the participant satisfies these requirements, then the lesser of (a) the excess of the fair market value of the shares at the time of sale or disposition over the option price, or (b) the excess of the fair market value of the shares at the grant date over the option price (which is computed as if exercised on the grant date), will be treated as ordinary income to the participant. Any further gain upon the sale or disposition will generally be taxed as a long-term capital gain calculated by adding the amount of ordinary income to the basis of the shares. If the selling price is less than the option price, there is no ordinary income and the participant would have a long-term capital loss on the difference.


    If the participant fails to satisfy the holding period requirements outlined above, the disposition of shares of Common Stock he or she receives under the Purchase Plan generally will be treated as a "disqualifying disposition." In the event of a disqualifying disposition, the participant generally will recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock at the date of exercise exceeded the exercise price. Any additional gain will be long-term or short-term gain, depending on how long the participant has held the stock. The Company may be allowed a deduction to the extent of the ordinary income recognizable by the participant. These holding period requirements do not apply to options exercised or stock transferred after the participant's death.


    The company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income must be reported upon sales or other dispositions of shares before the expiration of the holding period described above.

                            ------------------------


    The foregoing summary of the effect of current Federal income taxation upon participants in the Purchase Plan and the Company with respect to the grant of options for, and the purchase and subsequent disposition by the participant of, shares under the Purchase Plan does not purport to be complete, and reference is made to the applicable provisions of the Internal Revenue Code. The discussion of laws herein, is based only on such laws, court decisions and administrative rulings as of the date hereof. The foregoing summary also does not reflect provisions of the income tax laws of any state or foreign jurisdiction in which participants may reside, and does not address prospective estate, gift and other tax consequences of acquiring stock under the Purchase Plan.


REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required for the approval of the above amendment to the Purchase Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
         APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 5
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") as the independent auditors of the Company for the current fiscal year. The selection of the independent auditors is being submitted to the shareholders for ratification at the Annual Meeting. In the event that ratification by the shareholders of the selection of KPMG as the Company's independent auditors is not obtained, the Board of Directors will reconsider such selection.

    KPMG has audited the Company's financial statements since 1988. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The ratification of the selection of KPMG will require the affirmative vote of not less than a majority of the shares of the Company's Common Stock represented and voting at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
                     RATIFICATION OF THE SELECTION OF KPMG.

                                 OTHER BUSINESS

    The Company currently knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Dated: April 29, 1998                       THE BOARD OF DIRECTORS

                                   APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into
as of this       day of          , 1998 by and between Network Computing
Devices, Inc., a California corporation ("NCD California"), and Network Computing Devices, Inc., Delaware, a Delaware corporation ("NCD Delaware").

                                    RECITALS

    WHEREAS, NCD Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

    WHEREAS, NCD California is a corporation duly organized and existing under the laws of the State of California;

    WHEREAS, on the date of this Merger Agreement, NCD Delaware has authority to issue 1,000 shares of Common Stock, par value $.001 per share (the "NCD Delaware Common Stock"), of which 1000 shares are issued and outstanding and owned by NCD California;


    WHEREAS, as of April 21, 1998, the record date of the 1998 Annual Meeting of Shareholders (the "Annual Meeting"), NCD California has authority to issue (i) 30,000,000 shares of Common Stock (the "NCD California Common Stock"), of which 17,136,049 shares are issued and outstanding and (ii) 3,000,000 shares of undesignated Preferred Stock, of which no shares are issued and outstanding;


    WHEREAS, the respective Boards of Directors for NCD Delaware and NCD California have determined that, for the purpose of effecting the reincorporation of NCD California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that NCD California merge with and into NCD Delaware upon the terms and conditions herein provided; and

    WHEREAS, the respective Boards of Directors of NCD Delaware and NCD California, the shareholders of NCD California, and the sole stockholder of NCD Delaware have adopted and approved this Merger Agreement;

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, NCD California and NCD Delaware hereby agree to merge as follows:

    1. MERGER. NCD California shall be merged with and into NCD Delaware, and NCD Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

    2. GOVERNING DOCUMENTS. The Certificate of Incorporation of NCD Delaware shall be amended and restated as in the form attached hereto as APPENDIX A-1, and shall be the Certificate of Incorporation of the surviving corporation. The Bylaws of NCD Delaware shall be amended and restated as in the form attached hereto as APPENDIX A-2 and shall be the Bylaws of the surviving corporation.

    3. DIRECTORS AND OFFICERS. The directors and officers of NCD California shall become the directors and officers of NCD Delaware upon the Effective Date.

    4. SUCCESSION. On the Effective Date, NCD Delaware shall succeed to NCD California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

    5. FURTHER ASSURANCES. From time to time, as and when required by NCD Delaware or by its successors and assigns, there shall be executed and delivered on behalf of NCD California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in NCD Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of NCD California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of NCD Delaware are fully authorized in the name and on behalf of NCD California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    6. STOCK OF NCD CALIFORNIA. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of NCD California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of NCD Delaware Common Stock.

    7. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of NCD California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of NCD Delaware stock into which the shares of NCD California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of NCD Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to NCD Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of NCD Delaware stock evidenced by such outstanding certificate as above provided.

    8. OPTIONS. Upon the Effective Date, each outstanding option or other right to purchase shares of NCD California stock, including those options granted under the 1989 Stock Option Plan (the "1989 Plan"), the 1994 Outside Directors' Stock Option Plan (the "Directors' Plan") and the 1992 Employee Stock Purchase Plan (the "Purchase Plan") of NCD California, shall be converted into and become an option or right to purchase the same number of shares of NCD Delaware stock at a price per share equal to the exercise price of the option or right to purchase NCD California stock and upon the same terms and subject to the same conditions as set forth in the 1989 Plan, the Directors' Plan and the Purchase Plan, respectively, and other agreements entered into by NCD California pertaining to such options or rights. A number of shares of NCD Delaware stock shall be reserved for purposes of such options and rights equal to the number of shares of NCD California stock so reserved as of the Effective Date. As of the Effective Date, NCD Delaware shall assume all obligations of NCD California under agreements pertaining to such options and rights, including the 1989 Plan and the Directors' Plan, and the outstanding options or other rights, or portions thereof, granted pursuant thereto.

    9. OTHER EMPLOYEE BENEFIT PLANS. As of the Effective Date, NCD Delaware hereby assumes all obligations of NCD California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

    10. OUTSTANDING COMMON STOCK OF NCD DELAWARE. Forthwith upon the Effective Date, the One thousand (1,000) shares of NCD Delaware Common Stock presently issued and outstanding in the name of NCD California shall be canceled and retired and resume the status of authorized and unissued shares of NCD Delaware Common Stock, and no shares of NCD Delaware Common Stock or other securities of NCD Delaware shall be issued in respect thereof.

    11. COVENANTS OF NCD DELAWARE. NCD Delaware covenants and agrees that it will, on or before the Effective Date:

        a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which NCD California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of NCD Delaware. In connection therewith, NCD Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

        b. File any and all documents with the California Franchise Tax Board necessary to the assumption by NCD Delaware of all of the franchise tax liabilities of NCD California.

    12. BOOK ENTRIES. As of the Effective Date, entries shall be made upon the books of NCD Delaware in accordance with the following:

        a. The assets and liabilities of NCD California shall be recorded at the amounts at which they were carried on the books of NCD California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the one thousand (1,000) shares of NCD Delaware Common Stock presently issued and outstanding.

        b. There shall be credited to the capital stock of NCD Delaware the aggregate amount of the par value of all shares of NCD Delaware stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

        c. There shall be credited to the capital surplus account of NCD Delaware the aggregate of the amounts shown in the capital stock and capital surplus accounts of NCD California immediately prior to the Effective Date, less the amount credited to the common stock account of NCD Delaware pursuant to Paragraph (b) above.

        d. There shall be credited to the retained earnings account of NCD Delaware an amount equal to that carried in the retained earning account of NCD California immediately prior to the Effective Date.

    13. CONDITIONS. It shall be a condition precedent to the consummation of the Merger and the other transactions contemplated by this Merger Agreement that
(i) the shares of Delaware Common Stock to be issued by NCD Delaware shall, upon official notice of issuance, be listed on the Nasdaq National Market prior to or on the Effective Date and (ii) the shareholders of NCD California approve the Merger.

    14. AMENDMENT. At any time before or after approval and adoption by the shareholders of NCD California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of NCD Delaware and NCD California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

    15. ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either NCD California or NCD Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of NCD Delaware and the shareholders of NCD California.

    16. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

    IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of NCD California and NCD Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                          Network Computing Devices, Inc.,
                                          Delaware,
                                          a Delaware corporation

                                          By:
                                             -----------------------------------
                                            Robert G. Gilbertson,
                                             PRESIDENT AND CHIEF EXECUTIVE
                                             OFFICER

ATTEST:

---------------------------------------------
Joseph L. Ramirez, SECRETARY

                                          Network Computing Devices, Inc.,
                                          a California corporation

                                          By:
                                             -----------------------------------
                                            Robert G. Gilbertson,
                                             PRESIDENT AND CHIEF EXECUTIVE
                                             OFFICER

ATTEST:

---------------------------------------------
Joseph L. Ramirez, SECRETARY

                                  APPENDIX A-1
                     RESTATED CERTIFICATE OF INCORPORATION
                  OF NETWORK COMPUTING DEVICES, INC. DELAWARE

    FIRST: The name of the corporation (hereinafter sometimes referred to as the "Corporation") is Network Computing Devices, Inc.

    SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

    FOURTH:

        A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Three Million Shares (33,000,000) consisting of:

           1. Thirty Million (30,000,000) shares of Common Stock, par value one tenth of one cent ($0.001) per share (the "Common Stock"); and

           2. Three Million (3,000,000) shares of Preferred Stock, par value one tenth of one cent ($0.001) per share (the "Preferred Stock").

        B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

    FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

    SIXTH:

        A. The number of directors shall initially be seven (7) and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

                                     A-1-1

        B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

    SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

    EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Certificate of Incorporation.

                                     A-1-2

                                  APPENDIX A-2
                   BYLAWS OF NETWORK COMPUTING DEVICES, INC.

Article 1.  STOCKHOLDERS

    1.1. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President and Chief Executive Officer or, if not so designated, at the registered office of the corporation.

    1.2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President and Chief Executive Officer at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

    1.3. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer or the holders of 10% or more of the outstanding voting power of the Corporation. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

    1.4. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation). The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

    1.5. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall preemptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

    1.6. QUORUM. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

    If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

                                     A-2-1

    1.7. ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

    1.8. VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law. Each stockholder of record entitled to vote at a meeting of stockholders, may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the corporation. No stockholder may authorize more than one proxy for his shares. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

    1.9. ACTION AT MEETING. When a quorum is present at any meeting, any election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter) shall decide such matter, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

    All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

    1.10. NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder

                                     A-2-2
proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced.

    A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

    1.11. CONDUCT OF BUSINESS. At every meeting of the stockholders, the Chairman of the Board, if there is such an officer, or if not, the person appointed by the Board of Directors, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the corporation.

    The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

    The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and
Section 1.10 above. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section
1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    1.12. STOCKHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                     A-2-3

Article 2.  BOARD OF DIRECTORS

    2.1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

    2.2. NUMBER AND TERM OF OFFICE. The number of directors shall initially be seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

    2.3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    2.4. RESIGNATION. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

    2.5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

    2.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President and Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

    2.7. NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone or electronic voice message system at least 24 hours in advance of the meeting,
(ii) by sending a telegram, telecopy or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least three (3) day in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

    2.8. PARTICIPATION IN MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

                                     A-2-4

    2.9. QUORUM. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third ( 1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.


    2.10. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.


    2.11. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing. Any such written consents shall be filed with the minutes of proceedings of the Board or committee.

    2.12. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

    2.13. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

    2.14. COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to the determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

    2.15. NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an

                                     A-2-5
annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

    In the event that a person is validly designated as a nominee in accordance with this Section 2.15 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 2.15 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

    If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 2.15, such nomination shall be void; provided, however, that nothing in this Section 2.15 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

Article 3.  OFFICERS

    3.1. ENUMERATION. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

    3.2. ELECTION. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

    3.3. QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by the same person.

    3.4. TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his earlier death, resignation or removal.

                                     A-2-6

    3.5. RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the Board of Directors.

    3.6. CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and, if he is a director, at all meetings of the Board of Directors.

    3.7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board.

    3.8. PRESIDENT. Should there exist an office of President which is held by a person other than the Chief Executive Officer and which differs from the office of Chief Executive Officer, the President shall have the responsibilities delegated to him or her by the Board of Directors.

    3.9. VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing shall have at the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

    3.10. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

    Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

    In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

    3.11. CHIEF FINANCIAL OFFICER. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers

                                     A-2-7
as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the Corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

    3.12. SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

    3.13. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Article 4.  CAPITAL STOCK

    4.1. ISSUANCE OF STOCK. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

    4.2. CERTIFICATES OF STOCK. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Chief Financial Officer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

    Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

    4.3. TRANSFERS. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by the Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

    4.4. LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation may issue a new certificate of stock in place of any previously saved certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

    4.5. RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change,

                                     A-2-8
concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

    If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Article 5.  GENERAL PROVISIONS

    5.1. FISCAL YEAR. The fiscal year of the corporation shall be as fixed by the Board of Directors.

    5.2. CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors.

    5.3. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telecopy, telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

    5.4. ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Except as the Board of Directors may otherwise designate, the President or any officer of the corporation authorized by the President shall have the power to vote and otherwise act on behalf of the corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers which this corporation may possess by reason of this corporation's ownership of securities in such other corporation or other organization.

    5.5. EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

    5.6. CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

    5.7. SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

    5.8. PRONOUNS. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

    5.9. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in

                                     A-2-9
every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or be telegram or mailgram.

    5.10. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

    5.11. TIME PERIODS. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

    5.12. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Article 6.  AMENDMENTS

    6.1. BY THE BOARD OF DIRECTORS. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

    6.2. BY THE STOCKHOLDERS. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, PROVIDED notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

Article 7.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 7.2 of this Article 7, the Corporation

                                     A-2-10
shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, unless the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation. service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

    7.2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 7.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other then an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

    7.3. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

    7.4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in Sections 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    7.5. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article 7.

    7.6. INSURANCE. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another

                                     A-2-11
corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    7.7. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article 7 by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

                                     A-2-12

                                   APPENDIX B
                              INDEMNITY AGREEMENT

    This Indemnity Agreement, dated as of            , 199 , is made by and
between Network Computing Devices, Inc., a Delaware corporation (the "Company"),
and          (the "Indemnitee").

                                    RECITALS

    A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents.

    B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

    C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents.

    D. The Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable.

    E. The Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters; and may extend beyond the normal time for retirement for such director, officer or agent with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position.

    F. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's stockholders.

    G. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("Section 145"), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

    H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company.

    I. Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

                                   AGREEMENT

    NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  DEFINITIONS.

        (a) AGENT. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

        (b) EXPENSES. For purposes of this Agreement, "expenses" include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement or Section 145 or otherwise; provided, however, that "expenses" shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

        (c) PROCEEDING. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

        (d) SUBSIDIARY. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

    2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

    3.  LIABILITY INSURANCE.

        (a) MAINTENANCE OF D&O INSURANCE. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

        (b) RIGHTS AND BENEFITS. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not a director or officer but is a key employee.

        (c)  LIMITATION ON REQUIRED MAINTENANCE OF D&O
    INSURANCE. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

    4. MANDATORY INDEMNIFICATION. Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

        (a) SUCCESSFUL DEFENSE. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he is or was an Agent of the Company at any time, against all expenses of any type whatsoever actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding.

        (b) THIRD PARTY ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        (c) DERIVATIVE ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; except that no indemnification under this subsection 4(c) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

        (d) ACTIONS WHERE INDEMNITEE IS DECEASED. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, and if prior to, during the pendency of after completion of such proceeding Indemnitee becomes deceased, the Company shall indemnify the Indemnitee's heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a), 4(b), or 4(c) above were Indemnitee still alive.

        (e) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to or on behalf of Indemnitee under a valid and collectible insurance policy of D&O Insurance, or under a valid and enforceable indemnity clause, by-law or agreement.

    5. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

    6. MANDATORY ADVANCEMENT OF EXPENSES. Subject to Section 8(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.

    7.  NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

        (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

        (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

        (c) In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and
    (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

    8. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

        (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145.

        (b) LACK OF GOOD FAITH. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

        (c) UNAUTHORIZED SETTLEMENTS. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

    9. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

    10. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

    11. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

    12.  SURVIVAL OF RIGHTS.

        (a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

        (b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

    13. INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

    14. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

    15. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    16. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

    17. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

    The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                                          THE COMPANY:
                                          NETWORK COMPUTING DEVICES, INC.

                                          By
                                          --------------------------------------
                                          Title
                                          --------------------------------------
                                          Address:
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                                          INDEMNITEE:
                                          [Indemnitee's Printed Name]
                                          Address:
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                                      B-7
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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        NETWORK COMPUTING DEVICES, INC.

                     1998 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Network Computing Devices, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 29, 1998, and the Annual Report on Form 10-K for the year ended December 31, 1997, and hereby appoints Robert G. Gilbertson and Joseph L. Ramirez, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of Network Computing Devices, Inc., to be held on May 28, 1998, at 10:00 a.m., local time, at 301 Ravendale Drive, Mountain View, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE


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/X/  PLEASE MARK YOUR CHOICES LIKE THIS


1. ELECTION OF DIRECTORS

             FOR* / /      AGAINST / /


Nominees

Robert G. Gilbertson, Philip Greer, Douglas H. Klein, Paul Low, Stephen A. MacDonald, Rudolph G. Morin, Peter Preuss


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For all nominees, except as noted above


* FOR all nominees listed or, in the discretion of the proxies, for such other persons as may be nominated if any such nominees does not or cannot stand for election (except as indicated).

2. Proposal to approve the reincorporation of the Company in the State of Delaware and other related changes to the rights of shareholders.

             FOR / /      AGAINST / /

3. Proposal to approve an amendment to the 1989 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

             FOR / /      AGAINST / /

4. Proposal to approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

             FOR / /      AGAINST / /

5. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company.

             FOR / /      AGAINST / /

6. In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting and any adjournment thereof.

This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

This proxy will be voted as directed or, if no direction is indicated, will be voted for the election of named directors, for the Company's reincorporation in Delaware, for the amendment of the 1989 Stock Option Plan, for the amendment of the Employee Stock Purchase Plan, and for the ratification of the appointment of KPMG Peat Marwick as the independent auditors of the Company.

Signature(s)___________________________________________ Date__________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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